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                                                                  EXHIBIT 10.26

                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT is made and entered into on this 23rd day of June 1997, by and between Brenmar Marketing Company, Inc. hereinafter referred as "Sublessor" and MemberWorks, Inc. hereinafter referred to as "Sublessee".

        WHEREAS, Sublessor (as tenant) entered into a Lease Agreement and Addendum dated June 23, 1995, which is attached hereto and made totally a part hereof as Exhibit "A" and is hereinafter referred to as the "Lease". Sublessor wishes to sublease certain warehouse space, hereinafter referred to as the "warehouse space" in a building at 11010 John Galt Boulevard Omaha, Nebraska, said building hereinafter referred to as the "Building";

        WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to sublet from Sublessor, 11010 John Galt Boulevard, comprising approximately 7150 square feet, hereinafter referred to as the "Premises" as shown on the attached Exhibit "A"; and

        WHEREAS, Sublessor and Sublessee desire to set forth herein their understandings and agreements.

        NOW, THEREFORE, in consideration of the foregoing, of the mutual premises of the parties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

        1. Sublease of Premises. Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, the Premises, at the rent, and upon the terms, covenants and conditions as hereinafter provided.

        2. Term. The term of this Sublease shall commence on or about July 1, 1997 and shall terminate July 31, 1998. However, Sublessee will have the utilities placed in their name upon taking occupancy. All other terms of this Sublease shall apply during the occupancy.

        3.      Rent.  Sublessee hereby agrees to pay Sublessor rent as follows:
$2,826.25 per month, payable in equal monthly installments in advance, commencing on first and continuing monthly thereafter on the first of each month. Payment of rent shall be made, without set-off, deduction or demand, to Sublessor at 110 Q Business Center Suite 103 Omaha, NE 68137, or at such other place as Sublessor may at any time designate in writing. Said rent is based upon all terms and conditions contained in the Lease attached. The total rental payments due Sublessor from Sublessee under the Sublease is $36,741.25.

        4. Subletting. Sublessee shall not have the right to sublet any part or all of the Premises without the prior written consent of Sublessor and Lessor which consent of Sublessor shall not be unreasonably withheld.

        5. Binding Effect of the Lease. Except as set forth above, and with respect to the Sublessor only, Sublessee shall be bound by, and hereby agrees to abide by, all of the terms, conditions and covenants to which Sublessor is bound in its capacity as "Lessee" under and pursuant to the provisions of the Lease. In the event the Sublessee fails to pay any rental when due or fails to keep or perform any any other condition or term the "Lessee" thereunder and Sublessor was the

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"Lessor" and Sublessor may avail itself of any and all remedies set forth in the Lease. If Sublessor fails to pay any rental when due or fails to keep or perform any other condition or term hereunder, Sublessee shall not be responsible and may avail itself of any and all remedies set forth in the Lease. Sublessee hereby covenants and agrees to perform the undertakings of Sublessor (as tenant) under the Lease to the extent the same are applicable to the terms and Premises herein; and to refrain from taking any action or suffering any condition to exist which constitutes a violation of the Lease. It is hereby agreed, however, that Sublessor shall not be in default under this Sublease for failure to perform any work or make any repairs to the Premises or provide services or utilities which are the responsibility of Lessor (as landlord) under the Lease, but Sublessor shall take all reasonable measures to insure that Lessor performs such work and repairs in a business precedent timely manner upon written notice of the need for making said repairs by Sublessee. In addition, Sublessee shall have all the rights and privileges of the Sublessor under the Lease with respect to the possession, occupancy and use of the Premises.

        6. Condition of Premises. Sublessee acknowledges that it has inspected the Premises, and is fully satisfied therewith. Sublessor has made no representations or warranties with regard to the Premises except as set forth herein; and, except as set forth herein, Sublessor shall have no obligation or duty to prepare the Premises for occupancy by Sublessee.

        7. Notices. Any and all notices required or permitted herein shall be in writing and mailed by certified or registered mail, return receipt requested, and first-class postage prepaid (i) if to Sublessor, 110 Q Business Center Suite 103 Omaha, NE 68137, and (ii) if to Sublessee, 11165 Mill Valley Road Omaha, NE 68154.

        8. Condition Precedent. The parties hereto shall have no rights or obligations hereunder until and unless Lessor consents to this Agreement, as evidenced by the signature of a duly authorized officer of Lessor appearing below on this Sublease.

        9. Security Deposit. As partial consideration for the execution of this Sublease, the Sublessee has delivered to Sublessor the sum of $2,826.25 as a Security Deposit. The Security Deposit will be returned to Sublessee at the expiration of this Sublease if Sublessee has fully complied with all covenants and conditions of this Sublease.

        10.  Premises Improvements.  None.

        11. Liability Insurance. Sublessee agrees to procure and maintain continuously during the entire term of this Sublease, a policy of insurance in a company acceptable to Landlord, at Sublessee's own cost and expense, insuring Landlord, Sublessor and Sublessee from all claims, demands or actions; such comprehensive insurance shall protect and name the Sublessee as the insured and shall provide coverage of at least $1,000,000.00 for injuries to any one person, $1,000,000.00 for injuries to persons in any one accident and $500,000.00 for damage to property, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Sublessee's business in the Premises, or arising out of and connected with the use and occupancy of sidewalks and other Common Areas by the Sublessee.


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        IN WITNESS WHEREOF, this Sublease Agreement has been executed this 23rd day of June, 1997.

                                     SUBLESSOR  Brenmer Marketing Company, Inc.
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Date                                 By:


                                     SUBLESSEE  MemberWorks, Inc.
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June 23, 1997                        /s/ Deborah J. Podrozo
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Date                                 By:


                                     LESSOR  James R. and Cathleen A. Vanhauer
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Date                                 By:



THIS IS A LEGALLY BINDING CONTRACT. IF NOT UNDERSTOOD, SEEK FURTHER ADVICE.